UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

Alamar Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43235	36-4899036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47071 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 626-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2026, the board of directors (the “Board”) of Alamar Biosciences, Inc. (the “Company”) appointed Robert Ragusa to the Board, effective as of September 1, 2026. Mr. Ragusa will serve as a Class I Director, with an initial term expiring at the Company’s 2027 Annual Meeting of Stockholders. Mr. Ragusa was also appointed to the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board.

Mr. Ragusa will be compensated as a member of the Board under the terms of the Company’s Non-Employee Director Compensation Policy substantially as described in the Company’s final prospectus filed with the U.S. Securities and Exchange Commission on April 17, 2026.

Mr. Ragusa will enter into the Company’s standard form of indemnification agreement. There were no arrangements or understandings between Mr. Ragusa and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission between Mr. Ragusa and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2026	Alamar Biosciences, Inc.

	By:	/s/ Justin McAnear
Justin McAnear
Chief Financial Officer